Exhibit 99.1

Principia Biopharma Reports Second Quarter Financial Results

SOUTH SAN FRANCISCO, Calif., August 8, 2019 – Principia Biopharma Inc. (Nasdaq: PRNB), a late-stage biopharmaceutical company dedicated to bringing transformative oral therapies to patients with significant unmet medical needs in immunology and oncology, today announced financial results for the second quarter ended June 30, 2019.

“During the second quarter we continued to execute on our clinical programs, including the global PEGASUS Phase 3 trial and a Phase 2 extension trial in patients with pemphigus, as well as our Phase 2 clinical trial in patients with immune thrombocytopenia,” said Martin Babler, president and chief executive officer of Principia Biopharma. “For SAR442168, formerly known as PRN2246, we reached an important milestone with our partner Sanofi when the first patient was dosed in their Phase 2b dose-finding trial in patients with relapsing multiple sclerosis, triggering a $30 million payment.”

2019 program highlights include:

PRN1008 for the treatment of pemphigus

•	Announced positive Phase 2 data during the late-breaking session at the annual meeting of the American Academy of Dermatology (AAD) in Washington, D.C.
•	Continued enrollment of patients in the global PEGASUS Phase 3 clinical trial
•	Completed enrollment of patients in the Believe-PV Phase 2 extension trial
•	Anticipating Phase 2 extension trial topline data by fourth quarter 2019

PRN1008 for the treatment of immune thrombocytopenia

•	Continued enrollment of patients in the global Phase 2 clinical trial
•	Anticipating Phase 2 trial topline data by fourth quarter 2019

SAR442168/PRN2246 for the treatment of multiple sclerosis

•	The first patient was dosed in Sanofi’s Phase 2b trial in patients with relapsing multiple sclerosis, which triggered a $30 million milestone payment

PRN1371 for the treatment of metastatic bladder cancer

•	Presented Phase 1 data at AACR Bladder Cancer conference: Transforming the Field meeting in Denver, Colorado; PRN1371 was well tolerated in 36 patients in dose-escalation phase
•	Continued enrollment of patients in the dose expansion trial in metastatic urothelial carcinoma

General Corporate Highlights

•	Appointed two industry veterans, Shao Lee Lin, MD, Ph.D. and Patrick Machado, to our Board of Directors

Second Quarter 2019 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $178.5 million as of June 30, 2019, compared to $180.6 million as of December 31, 2018.

Revenues: Collaboration revenue was $30.0 million for the three months ended June 30, 2019, compared to $13.0 million for the same period in 2018. The $30.0 million revenue recognized for the three months ended June 30, 2019 was for the achievement of a milestone in our Sanofi collaboration. The $13.0 million revenue recognized for the same period in 2018 consists of a portion of upfront fees from our Sanofi and AbbVie collaborations, as well as a portion of a milestone we achieved in the three months ended June 30, 2018.

R&D Expenses: Total research and development expenses were $18.7 million for the three months ended June 30, 2019, including stock-based compensation expense of $1.8 million, compared to $8.9 million for the same period in 2018, including stock-based compensation expense of $0.2 million. The increase in total research and development expenses was mainly driven by an increase in personnel-related expenses as we build out our R&D team, and an increase in PRN1008 program costs, due to the initiation of a global Phase 3 trial in patients with pemphigus in November 2018 and certain manufacturing campaigns to supply drug products for our PRN1008 clinical trials.

G&A Expenses: General and administrative expenses were $5.2 million for the three months ended June 30, 2019, including stock-based compensation expense of $1.7 million, compared to $2.2 million for the same period in 2018, including stock-based compensation expense of $0.2 million. The increase in total general and administrative expenses was primarily driven by increased personnel-related expenses and headcount costs related to operating as a public company. The increased personnel-related expenses were attributable to increased stock-based compensation expenses due to a higher valuation of options granted in 2019.

Net Income (Loss): For the three months ended June 30, 2019, net income was $7.1 million compared to a net income of $1.8 million for the same period in 2018.

About Principia Biopharma

Principia Biopharma Inc. (Nasdaq: PRNB), a late-stage biopharmaceutical company dedicated to bringing transformative oral therapies to patients with significant unmet medical needs in immunology and oncology. Principia’s proprietary Tailored Covalency® platform differentiates the company’s investigational therapies from traditional small molecules and provides the potential to deliver the potency, selectivity and safety of injectable drugs while maintaining the convenience of a pill. This highly reproducible approach enables the company to pursue multiple programs efficiently. PRN1008, a reversible covalent BTK inhibitor, is being evaluated in a Phase 3 clinical trial in patients with pemphigus, an orphan autoimmune disease, and in a Phase 2 clinical trial in patients with immune thrombocytopenia, a rare hematological disease.

PRN2246/SAR442168, a covalent BTK inhibitor which crosses the blood-brain barrier, is being evaluated in a Phase 2 clinical trial in patients with multiple sclerosis and has been partnered with Sanofi. PRN1371, a covalent inhibitor of Fibroblast Growth Factor Receptor (FGFR) is being evaluated in a Phase 1 trial in patients with bladder cancer. For more information, please visit www.principiabio.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Principia’s expectations regarding the Principia pipeline of product candidates and results from its current clinical trials. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Principia’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Principia’s business in general, see the risk factors set forth in Principia’s reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Principia specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact
Christopher Chai, CFO
ir@principiabio.com

Media Contact
Paul Laland
media@principiabio.com

Principia Biopharma Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$ 30,000	$ 12,987	$ 35,160	$ 24,436
Operating expenses:
Research and development	18,718	8,894	34,241	17,655
General and administrative	5,233	2,222	9,740	4,378
Total operating expenses	23,951	11,116	43,981	22,033
Income (loss) from operations	6,049	1,871	(8,821)	2,403
Other income (expense), net	(42)	(186)	(41)	(523)
Interest income	1,108	112	2,290	227
Net income (loss)	$ 7,115	$ 1,797	$ (6,572)	$ 2,107
Net income (loss) attributable to common stockholders	$ 7,115	$ —	$ (6,572)	$ —
Net income (loss) per share attributable to common stockholders
Basic	$ 0.30	$ —	$ (0.28)	$ —
Diluted	$ 0.28	$ —	$ (0.28)	$ —
Weighted-average shares used to calculate net income (loss) per share attributable to common stockholders
Basic	23,927,172	681,616	23,896,788	656,129
Diluted	25,792,101	1,412,928	23,896,788	1,508,584

Principia Biopharma Inc.

Summary Consolidated Balance Sheet Data

(Unaudited)

(In thousands)

	June 30, 2019	December 31, 2018
Cash, cash equivalents and marketable securities	$ 178,537	$ 180,637
Total assets	192,339	195,521
Stockholders’ equity	170,678	169,860